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                                                                    Exhibit 99.1

                                   EXHIBIT 1
                                   ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 11, 2009


                CITIGROUP VENTURE CAPITAL INTERNATIONAL PARTNERSHIP G.P. LIMITED

                By:    /s/ Alfred Rodrigues
                       -----------------------------------------
                Name:  Alfred Rodrigues
                Title: Alternate Director


                CITIGROUP VENTURE CAPITAL INTERNATIONAL DELAWARE CORPORATION

                By:    /s/ Alfred Rodrigues
                       -----------------------------------------
                Name:  Alfred Rodrigues
                Title: Director


                CITICORP INTERNATIONAL FINANCE CORPORATION

                By:    /s/ William H. Wolf
                       -----------------------------------------
                Name:  William H. Wolf
                Title: Vice President


                CITICORP BANKING CORPORATION

                By:    /s/ William H. Wolf
                       -----------------------------------------
                Name:  William H. Wolf
                Title: Senior Vice President


                CITIGROUP INC.

                By:    /s/ Riqueza V. Feaster
                       -----------------------------------------
                Name:  Riqueza V. Feaster
                Title: Assistant Secretary